Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Amendment No. 2 to Registration Statement No. 333-53865 of Purina Mills, Inc. of our report dated February 9, 1998 (March 16, 1998, as to Note 14) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Historical Financial Data", "Selected Historical Consolidated Financial Data" and Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
July 24, 1998